UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2018

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California		92707
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On March 14, 2018, Banc of California, Inc. (the “Company”) and its wholly owned subsidiary, Banc of California, N.A. (the “Bank”), concluded that the Bank will record a $13.7 million specific loan loss provision, which reflects the aggregate amount disbursed under a $15 million line of credit originated by the Bank on February 1, 2018 that the Bank believes was fraudulently obtained. The line of credit was underwritten by the Bank based on representations from the borrower now believed by the Bank to be false, and bank account statements provided by the borrower to the Bank now believed by the Bank to be fraudulent. The provision and associated charge-off will be reflected in the Company’s first quarter 2018 financial results. The Company estimates that the after-tax impact of the provision for the first quarter will be $9.7 million based on a 29% effective tax rate, or $0.19 per diluted common share. At $13.7 million, the charge-off is equivalent to approximately 0.21% of the Company’s $6.7 billion gross loan portfolio as reported at December 31, 2017. Further, the Company estimates that the charge-off amount will have an immaterial impact on the various regulatory capital ratios.

The line of credit was granted by the Bank after the borrower appeared to have satisfied a pre-condition that the line of credit be fully cash collateralized and secured by a bank account at a third party financial institution pledged to the Bank. As part of the Bank’s credit review and portfolio management process, the line of credit and disbursements were reviewed subsequent to closing and compliance with the borrower’s covenants was monitored. As part of this process, on March 9, 2018, the Bank received information that caused it to believe the existence of the pledged bank account had been misrepresented by the borrower and that the account had previously been closed.

The Bank is continuing to investigate the matters described above and has notified law enforcement authorities. The Bank currently believes this to be an isolated incident involving a single borrower. Although the Bank plans to pursue any available sources of collection and other potential means of mitigating the loss, no assurance can be given that it will be successful in this regard.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by the Company with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

March 15, 2018	/s/ John A. Bogler
John A. Bogler
Executive Vice President and Chief Financial Officer

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